EXHIBIT 10.1

NONQUALIFIED STOCK OPTION AGREEMENT

                    This Agreement is made as of the ___ day of _____, 200_ ("Grant Date") between Gerber Scientific, Inc. (the "Company"), and «Name» (the "Optionee"). This Agreement is made pursuant to the Gerber Scientific, Inc. 2003 Employee Stock Option Plan (the "Plan"). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

                    WHEREAS, the Company has adopted the Plan to grant Incentive Stock Options and Nonqualified Options to purchase shares of its common stock ("Common Stock") to key Employees for the purpose of providing such individuals with the opportunity to increase their proprietary interest in the Company under conditions which will encourage their continued employment in the service of the Company or its Subsidiaries;

                    WHEREAS, the Management Development and Compensation Committee of the Board of Directors of the Company (the "Committee"), which is responsible for administering the Plan in accordance with Article 5 of the Plan, has determined that the Optionee is a key Employee with managerial, supervisory, professional, scientific, engineering, or similar responsibilities; and,

                    WHEREAS, the Committee wishes to grant the Optionee a Non-Qualified Option under the Plan pursuant to the terms below.

                    NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

                    A. Grant. Pursuant to the terms of the Plan and on the terms and conditions set forth in this Agreement, the Committee has granted the Optionee a Nonqualified Option (the "Option") to purchase «Shares» shares of the Company's Common Stock at a price of US$____ per share, which is not less than 100% of the Fair Market Value of the Company's Common Stock on the Grant Date.

                    B. Events Governing Exercise. The Option is only exercisable before it expires and then only with respect to the vested portion of the Option. The Option vests as follows:

One-third of the shares subject to the Option vest on ____, 200_;

One-third of the shares subject to the Option vest on ____, 200_; and

One-third of the shares subject to the Option vest on ____, 200_.

provided that vesting has not already been accelerated in accordance with this Agreement or the Plan. No portion of this Option is exercisable later than ______, 20 (the "Expiration Date"), which is ten (10) years from the Grant Date. To the extent exercisable, this Option may be exercised in whole or in part and, if exercised in part, will not exhaust or terminate this Option as to any remaining shares.

                    Except as otherwise described herein regarding termination of employment as a result of death, Permanent Disability, or Retirement, this Option may be exercised following the Optionee's termination from employment with the Company, to the extent it was exercisable on the date of such termination, within thirty (30) days of such termination (but in no event later than the Expiration Date). Notwithstanding the foregoing sentence, if the Optionee's employment is terminated as a result of fraud or other gross misconduct on the part of the Optionee (the existence of which shall be determined by the Committee in its sole discretion), the Option shall terminate on the date of such termination of employment.

                    In the event the Optionee's employment with the Company is terminated as a result of death or Permanent Disability, this Option (or part thereof) shall become immediately exercisable in full and may be exercised within one (1) year following the date of death or Permanent Disability, as the case may be (but in no event later than the Expiration Date). Under such circumstances, the Option may be exercised by the person designated by the Optionee or, if no designation was made or if termination results from Permanent Disability, by the proper legal representative of the Optionee or, where applicable, by the Optionee.

                    In the event the Optionee's employment with the Company is terminated as a result of Retirement, this Option (or part thereof), to the extent it would be exercisable by the Optionee within two years following the date of Retirement, shall become immediately exercisable and may be exercised by the Optionee within one (1) year following the date of Retirement (but in no event later than the Expiration Date).

                    In the event of the Optionee's death following termination of employment by reason of Retirement or Permanent Disability, this Option may be exercised by the person designated by the Optionee or, if no designation was made, by the proper legal representative of the Optionee, within the one year following the date of death (but in no event later than the Expiration Date).

                    Except as otherwise permitted by this Agreement or the Plan, Options may be exercised only while the Optionee remains employed by the Company or one of its Subsidiaries.

                    C. Exercise. Options shall be exercised by (a) written notice to the Committee of the intent to exercise the Option with respect to a specified number of shares of Common Stock and (b) payment for such shares. Such written notice shall be substantially in the form of Exhibit A attached hereto.

                    D. Change in Control. In the event of a Change in Control of the Company, all unexercised outstanding Options (or part thereof) granted as provided in this Agreement shall become immediately exercisable in full and may be exercised at any time on or after the date of such Change in Control, provided such Options are exercised within the exercise periods specified in this Agreement, and provided further that in the case of a Change in Control of the Company by reason of a Business Combination, such Options shall become exercisable in full and may be exercised as of the effective date of such a Business Combination and, if not exercised, shall expire on such date. Notwithstanding the foregoing, in the event of a Business Combination, the expiration of an unexercised Option as of the effective date of such event shall occur only if the Optionee has received notice by registered or certified mail, return receipt requested, of such proposed event not less than twenty (20) business days in advance of the effective date of the proposed event.

                    E. Payment. Payment of the purchase price of shares issued pursuant to the exercise of any portion of any Option shall be in cash or in such other manner as may be permitted by the Plan.

                    F. Nontransferability. Except as may be permitted by the Plan, Options may not be transferred other than by will or by the laws of descent and distribution. Except as may be permitted by the Plan, during the Optionee's lifetime, Options may be exercised only by the Optionee or, if the Optionee is legally incompetent, by the Optionee's guardian or legal representative.

                    G. Changes in Capital Structure. If the number of outstanding shares of Common Stock of the Company is changed by reason of a split-up or combination or an exchange of shares or recapitalization or by reason of a stock dividend, merger, consolidation, reorganization, liquidation or the like, the number of shares which are subject to any options granted as provided herein then outstanding and the price per share payable by the Optionee upon exercise shall be adjusted proportionately as determined by the Committee so as to reflect such change.

                    H. Plan Incorporated by Reference; Interpretations. Options granted as provided in this Agreement have been granted pursuant to the terms and conditions of the Plan, all of which are incorporated herein by reference. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control. The Committee may interpret the Plan and this Agreement, prescribe, amend, and rescind any rule or regulation necessary or appropriate for the administration of the Plan or this Agreement, and make such other determinations under, and interpretations of, the Plan and the Agreement, and take such other action, as it deems necessary or advisable, except as otherwise expressly reserved in the Plan to the Board of Directors or Shareholders of the Company. Any interpretation, determination or other action made or taken by the Committee with respect to the terms of this Agreement shall be final, binding and conclusive upon all parties. All rights under this Agreement shall be governed and construed in accordance with the internal laws (and not the laws relating to conflict of laws) of the State of Connecticut.

                    I. Withholding. It shall be a condition of the Company's obligation to issue shares upon exercise of any portion of any Option granted or which may be granted as provided in this Agreement, that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to such Option. The Optionee understands that the Company is authorized to pay any such taxes which the Company is obligated to withhold or collect with respect to the exercise of the Option by withholding from the number of shares of Common Stock otherwise issuable upon the exercise of the Option such number of shares that, based on the Fair Market Value of the shares on the date the Option is exercised, will satisfy such taxes.

                    J. No Rights to Continued Employment. The grant of Options to the Optionee does not confer upon the Optionee any right with respect to continued employment by the Company, nor does this grant interfere in any way with the right of the Company, or the right of the Optionee to terminate the employment of the Optionee at any time.

                    K. No Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to any Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

                    L. Investment Representation. If demanded by the Committee, the Optionee (or his beneficiary) shall deliver to the Committee at any time any Option or any portion of any Option is exercised, a representation that the shares to be acquired upon the exercise of the Option are being acquired for investment and not with a view toward resale or with a view to distribution thereof and that the Optionee will comply with such restrictions as may be necessary to satisfy the requirements of United States federal or state securities law or the laws of any other country. This representation shall be a condition precedent to the right of the Optionee to purchase any shares of Common Stock with respect to any such Option.

                    M. Compliance with Laws. The obligation of the Company to sell and deliver shares hereunder is subject to all applicable United States federal and state laws, rules, and regulations, the laws of any foreign jurisdiction that shall apply to the transactions contemplated hereby, and to such approvals as may be required by any United States or foreign government or regulatory agency. The Company shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to (a) the obtaining of any approval or ruling from the United States Securities and Exchange Commission, the Internal Revenue Service or any other United States or foreign governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or qualification of such shares under any United States federal or state law or the laws of any other country, or any rule or regulation of any United States or foreign government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

                    N. Notices. Any notice hereunder to the Company shall be addressed to it at its office, 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Executive Vice President and CFO. Any notice hereunder to the Committee shall be addressed to it at the Company's office, 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Executive Vice President and CFO. Any notice hereunder to the Optionee shall be addressed to the Optionee at his or her office at the Company or Subsidiary. Any party shall have the right to designate at any time hereafter in writing some other address for notice.

                    O. Counterparts. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GERBER SCIENTIFIC, INC.

____________________________________

By:

Name:

Title:

____________________________________

«Name»
Optionee

Exhibit A

GERBER SCIENTIFIC, INC.
Management Development and Compensation Committee
83 Gerber Road West
South Windsor, Connecticut 06074
Attn: Executive Vice President and CFO

Notice of Exercise of Stock Option

Gentlemen:

I hereby exercise the Option granted to me by Gerber Scientific, Inc. (the "Company") as evidenced or provided for in the Nonqualified Stock Option Agreement dated as of ______, 200 , and I hereby notify you of my desire to purchase ________ shares of common stock of the Company ("Common Stock") underlying such Option (the "Option Shares"), which Option is now fully vested and exercisable to the extent of this exercise.

CHECK ONE BELOW

____ Enclosed is my check in the sum of US$_____________ in full payment for such Option Shares and all required withholding taxes.

____ Enclosed are certificates representing ______ shares of Common Stock owned for at least six months (which are not Restricted Shares) having a fair market value, as of the date of this letter, equal to the purchase price of such Option Shares and all required withholding taxes.

____ [IF PERMITTED BY APPLICABLE LAW AND APPROVED BY THE COMMITTEE] I have arranged for payment in accordance with a cashless exercise program under which shares of Common Stock may be issued directly to my broker or dealer upon receipt of the purchase price for such shares and all required withholding taxes in cash from my broker or dealer.

Dated: ___________________

______________________________

Optionee's Signature